Exhibit 10.1

RED RIVER BANCSHARES, INC.
AND
RED RIVER BANK
AMENDED AND RESTATED DIRECTOR COMPENSATION PROGRAM
This AMENDED AND RESTATED DIRECTOR COMPENSATION PROGRAM (this “Program”) is adopted effective as of January 23, 2020 (the “Effective Date”), by the Boards of Directors of Red River Bancshares, Inc. (the “Company”) and its subsidiary, Red River Bank (the “Bank”).
RECITALS
WHEREAS, the Company and the Bank previously established a Director Compensation Program effective as of April 1, 2000, for the purpose of compensating non-employee directors of the Company and the Bank (“Directors”) for their time, commitment and contributions to their respective boards;
WHEREAS, the Director Compensation Program provides for the payment of cash compensation to Directors of the Company and the Bank in the form of a fee for attendance at board and committee meetings;
WHEREAS, the Director Compensation Program was amended and restated effective as of January 1, 2017 (as amended, the “Original Program”) for the purpose of providing Directors with the ability to receive payment of board fees in the form of shares of common stock of the Company;
WHEREAS, in lieu of cash payments of board and committee fees, the Original Program also provided Directors with the option to defer their board and committee fees pursuant to the terms and provisions of the Deferred Compensation Plan for Directors and Senior Management Employees of Red River Bancshares, Inc. and Subsidiaries (as amended, the “Deferred Compensation Plan”);
WHEREAS, effective July 30, 2019, the Deferred Compensation Plan was amended and restated to limit participation to non-employee directors of the Company and its subsidiaries, and, effective July 31, 2019, such plan was terminated with the effect that non-employee directors are no longer eligible to participate in the Company’s Deferred Compensation Plan following such termination date; and
WHEREAS, the Board of Directors of the Company and the Board of Directors of the Bank (each a “Board” and collectively, the “Boards”) desire to amend and restate the Original Program for the purpose of (i) eliminating certain provisions relating to a director’s ability to defer board and committee fees, and (ii) incorporating an annual retainer that has been authorized by the Company’s Compensation Committee.
NOW, THEREFORE, the Director Compensation Program is hereby amended and restated as follows:
1.    Fee Schedule. Each Director of the Company and the Bank, other than Directors who are also employees of the Company or the Bank, shall be eligible to receive the following:

(a)	an Annual Retainer, as described in Section 2 below; and

(b)	cash fees from the Company and/or the Bank, as applicable, for attendance at meetings of the Board (“Board Fees”) and committees of the Board (“Committee

Fees”), in accordance with the Fee Schedule attached hereto as Exhibit A (as may be amended from time to time by Boards, the “Fee Schedule”).
2.    Annual Retainer.

(a)
Initial Appointment to the Board. Upon a Director’s initial appointment to the Company Board or the Bank Board, as applicable, such Director will become entitled to an annual retainer in the amount set forth on the Fee Schedule attached hereto as Exhibit A (the “Annual Retainer”), which Annual Retainer amount shall be pro rated based on the portion of the year that has elapsed since the last annual meeting of shareholders of the Company or the Bank, as applicable, and assuming that the next succeeding annual meeting will occur exactly one year following the prior annual meeting.

(b)
Annual Election to the Board. Immediately following the Company’s annual meeting of shareholders or the Bank’s annual meeting of shareholders, as applicable, at which a Director is elected to serve, such Director will become entitled to an annual retainer in the amount set forth on the Fee Schedule attached hereto as Exhibit A.

(c)
Payment of Annual Retainer. The Annual Retainer shall be paid in cash by the Company or the Bank, as applicable, in a lump sum payment to be made as soon as practicable following the calendar quarter in which such Annual Retainer is earned in accordance with Section 2(a) or Section 2(b) above, as applicable.

(d)
Partial Year of Service. In the event a Director retires, resigns or is removed from office for cause (as determined by the remaining members of the Company Board or Bank Board, as applicable, in its sole discretion) other than on the date of an annual meeting of shareholders of the Company or the Bank, as applicable, the Director shall reimburse to the Company or the Bank, as applicable, a pro rata portion of the Annual Retainer based on the portion of the 12-month period beginning on the date of the last annual meeting that such Director will not serve.

3.    Board Fees.

(a)
Payment of Board Fees. Except as otherwise set forth in Section 3(b) below, Board Fees shall be paid in cash by the Company and/or the Bank, as applicable, in four quarterly installments as soon as practicable following the calendar quarter in which such Board Fees were earned.

(b)
Stock Elections. Notwithstanding Section 3(a) above, each Director shall be permitted to make an election to receive Board Fees in shares of common stock of the Company (“Shares”) by filing with the Administrator an election notice in the form attached hereto as Exhibit B (an “Election Notice”). Any election made pursuant to this Section 3(b) will be applicable with respect to one hundred percent (100%) of such Director’s Board Fees. Absent an election made in accordance with the requirements of this Section 3(b), all Board Fees shall be paid in cash in accordance with Section 3(a) above.

(i)
Election Notice. Any election made pursuant to this Section 3(b) must be submitted to the Administrator on or prior to December 31 of the calendar year that immediately precedes the calendar year for which such election will be effective. With respect to a newly-appointed Director, an election made pursuant to this Section 3(b) must be submitted to the Administrator no later than thirty (30) days following the date of the commencement of such Directors’ service with the Company and/or the Bank, as applicable. An Election Notice will remain in effect with respect to future election years unless the Director revokes such election on or prior to December 31 of the calendar year that immediately precedes the calendar year for which such election is to be revoked. Notwithstanding the foregoing, a Director may not submit or revoke an Election Notice during any “blackout period” as defined in the Company’s Insider Trading Policy.

(ii)
Issuance of Shares. During each calendar year for which an effective election is made by a Director pursuant to this Section 3(b), the Administrator shall maintain a bookkeeping account established in the name of such Director to reflect the accrued balance attributable to Board Fees payable in Shares. Following the end of the applicable calendar year in which the Board Fees were earned, but in no event later than the March 15 immediately following such calendar year, the Company will issue to such Director a number of fully vested Shares equal to the accrued balance attributable to such calendar year divided by the closing sales price for a Share as quoted on the Nasdaq Stock Market on the date of issuance (or in the absence of an established market for the Shares, such fair market value as may be determined in good faith by the Company Board). Notwithstanding the foregoing, no fractional Shares shall be issued. In lieu thereof, any Board Fees attributable to a fractional Share shall be retained by the Company and applied to the Board Fees of such Director for the subsequent calendar year.

4.    Committee Fees. Committee Fees shall be paid in cash by the Company and/or the Bank, as applicable, in four quarterly installments as soon as practicable following the calendar quarter in which such Board Fees were earned.
5.    Administrator. The Company Board may delegate administration of this Program to a committee of one or more members of the Company Board or to one or more officers of the Company. The term “Administrator” shall apply to any person or persons to whom such authority has been delegated.
6.    Board Discretion. The Board may at any time amend, alter, suspend or terminate this Program. The Board shall have the sole discretion to interpret and enforce this Program.
7.    Effective Date. This Program shall apply to all Directors from and after the Effective Date.
* * * *

EXHIBIT A
FEE SCHEDULE
Fee Amounts
As applicable, Directors of the Company and/or the Bank will be paid an Annual Retainer, Board Fees and Committee Fees as follows:

1.	$10,000 Annual Retainer

2.	$1,300 for each Board meeting attended

3.	$500 for each Audit Committee meeting attended by the Audit Committee Chairman

4.	$300 for each Audit Committee meeting attended by committee members

5.	$200 for each committee meeting attended (other than the Audit Committee)
Attendance by a Director at a Board or Committee meeting is determined by the Secretary of the Company or the Bank, as applicable, or in his or her absence, by the Assistant Secretary or such other person designated to record the official minutes of the meeting.
Limitations
The following limitations will be applicable to the payment of the Annual Retainer and Board and Committee Fees:

1.	Persons who are directors of both the Company and the Bank shall be entitled to only one Annual Retainer, which shall reflect his or her service on the Bank Board.

2.
Persons who are directors of the Company shall be paid a Board Fee for attendance at each meeting of the Company Board; provided, however, that persons who are directors of both the Company and the Bank will only be paid a fee for attendance at a meeting of the Company Board when such meetings are not held on the same day as a meeting of the Bank Board.

3.	Persons who are directors of the Bank shall be paid a Board Fee for attendance at each meeting of the Bank Board.

4.	Persons who are members of a committee of the Company Board or Bank Board shall be paid a Committee Fee for attendance at each committee meeting.

5.	Directors who are also officers or employees of the Company and/or the Bank shall not be eligible to receive an Annual Retainer or any fees for attendance at Board or Committee meetings.

Exhibit A-1

EXHIBIT B
RED RIVER BANCSHARES, INC.
AND
RED RIVER BANK
AMENDED AND RESTATED DIRECTOR COMPENSATION PROGRAM
Election Notice
This Election Notice is entered into pursuant to the terms of the Amended and Restated Director Compensation Program (the “Program”), as adopted by the Boards of Directors of Red River Bancshares, Inc. (the “Company”) and its subsidiary, Red River Bank (the “Bank”). Capitalized terms used but not defined herein shall have the meaning set forth in the Program.
Director Information:

Name
	First	Middle Initial	Last

Effectiveness of Election Notice:
For existing Directors, this Election Notice must be submitted to the Administrator on or prior to December 31 of the calendar year that immediately precedes the calendar year for which such election will be effective. For newly-appointed Directors, this Election Notice must be submitted to the Administrator no later than thirty (30) days following the date of the commencement of such Directors’ service with the Company and/or the Bank, as applicable. An Election Notice will remain in effect with respect to future election years unless the Director revokes such election on or prior to December 31 of the calendar year that immediately precedes the calendar year for which such election is to be revoked. Notwithstanding the foregoing, a Director may not submit or revoke an Election Notice during any “blackout period” as defined in the Company’s Insider Trading Policy.
Director Election for Payment of Board Fees:
In accordance with Section 3(b) of the Program, I hereby elect to have one hundred percent (100%) of my Board Fees paid to me in shares of common stock of the Company.
Taxes:
I hereby acknowledge and understand that the receipt of Board Fees, regardless of the form of payment, will ultimately be taxable to me. I further acknowledge and understand that I (and not the Company or the Bank) shall be responsible for my own tax liability resulting from the payment of Board Fees, regardless of the form of payment elected hereby. I hereby agree and acknowledge that I have reviewed the tax consequences of the election made hereby with my own tax advisors, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction, and that I am relying solely on such advisors and not on any statements or representations of the Company, the Bank or any of their respective representatives. Neither the Company nor the Bank makes any representation or undertaking regarding the tax treatment of any aspect of the Program.

Exhibit B-1

Director Authorization:
I agree that I have read and understand that all elections are subject to all of the terms and conditions of the Program and this Election Notice. I authorize the Company and the Bank to implement this Election Notice.

DIRECTOR

Print Name:

Dated:

INSTRUCTIONS

•	Please submit your completed and signed Election Notice (both pages) to Amanda W. Barnett, General Counsel and Corporate Secretary.

•	Keep a copy of your completed and signed Election Notice for your records.

Exhibit B-2